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Exhibit 10.28

THIRD AMENDED AND RESTATED STOCKHOLDER AGREEMENT

by and among

JAZZ SEMICONDUCTOR, INC.,
a Delaware corporation;

CONEXANT SYSTEMS, INC.,
a Delaware corporation;

CARLYLE PARTNERS III, L.P.,
a Delaware limited partnership;

CP III COINVESTMENT, L.P.,
a Delaware limited partnership;

CARLYLE HIGH YIELD PARTNERS, L.P.,
a Delaware limited partnership;

and

RF MICRO DEVICES, INC.,
a North Carolina corporation

Dated as of May 28, 2004

TABLE OF CONTENTS

Article 1. Definitions		1
1.1	Definitions	1
Article 2. the Board of Directors		3
2.1	Composition of Board of Directors.	3
2.2	Certificate of Incorporation and By-Laws.	6
2.3	Termination of Board Representation Agreements.	6
2.4	Intention to Act as a Group.	7
Article 3. certain access and review rights of stockholders		7
3.1	Maintenance of Books and Records.	7
3.2	Access and Review Rights.	7
3.3	Confidentiality.	7
Article 4. COMPLIANCE WITH SECURITIES LAWS		8
4.1	Compliance with Securities Laws	8
4.2	Certain Restrictions on Transfer	8
4.3	Legends	8
Article 5. Termination		8
5.1	Termination	8
5.2	Effect of Termination	9
Article 6. Certain Representations and Warranties of the Stockholders		9
6.1	Mutual Representations and Warranties of the Stockholders.	9
6.2	Notices	10
6.3	Governing Law	11
6.4	Effective Date; Entire Agreement	11
6.5	Waiver.	11
6.6	Amendments	11
6.7	Remedies Cumulative; Specific Performance	12
6.8	Severability	12
6.9	Successors, and Assigns	12
6.10	Counterparts	12
6.11	Construction.	12

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THIRD AMENDED AND RESTATED STOCKHOLDER AGREEMENT

        THIS THIRD AMENDED AND RESTATED STOCKHOLDER AGREEMENT (the "Agreement"), by and among JAZZ SEMICONDUCTOR, INC., a Delaware corporation formerly known as Specialtysemi, Inc. (the "Company"), CONEXANT SYSTEMS, INC., a Delaware corporation ("Conexant"), CARLYLE PARTNERS III, L.P., a Delaware limited partnership ("CP III"), CP III COINVESTMENT, L.P., a Delaware limited partnership ("CP III Coinvestment"), CARLYLE HIGH YIELD PARTNERS, L.P., a Delaware limited partnership ("Carlyle High Yield" and, together with CP III and CP III Coinvestment, "Carlyle"), and RF MICRO DEVICES, INC., a North Carolina corporation ("RFMD"), is entered into as of the 28th day of May, 2004.

RECITALS

        WHEREAS, the Company, Carlyle, Conexant and RFMD are parties to that certain Second Amended and Restated Stockholder Agreement dated as of October 15, 2002 (the "Second Amended Stockholder Agreement");

        WHEREAS, the Company is contemplating an offering of Common Stock to the general public that is to be effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act (the "Initial Public Offering"); and

        WHEREAS, effective as of the date of consummation of the Initial Public Offering (the "Effective Date"), the Company, Carlyle, Conexant and RFMD wish to amend and fully restate the Second Amended Stockholder Agreement in its entirety as set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE 1.
DEFINITIONS

        1.1    Definitions.    The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

        "Affiliate," with respect to any Person or Stockholder, shall mean any other Person or Stockholder directly or indirectly controlling, controlled by or under common control with, such Person or Stockholder. For purposes of this Agreement, "control" (including with correlative meanings, the terms "controlling", "controlled by" or "under common control with") as used with respect to any Person or Stockholder, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person or Stockholder, whether through the ownership of voting securities or by contract or otherwise.

        "Agreement" shall mean this Third Amended and Restated Stockholder Agreement, as it may be amended, restated, modified or supplemented from time to time in accordance with its terms.

        "Board of Directors" shall mean the Board of Directors of the Company.

        "Bylaws" shall mean the Bylaws of the Company in effect as of the date hereof, as the same may hereafter be amended from time to time.

        "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or other equity interests, including, without limitation, common stock, preferred stock, partnership interests and limited liability company interests, whether now outstanding or issued after the date hereof.

        "Carlyle Designees" shall mean (i) the Initial Carlyle Designees and (ii) such Person or Persons who may hereafter be subsequently designated in writing by the Carlyle Stockholders for nomination to the Board of Directors pursuant to Section 2.1(b).

        "Carlyle Stockholders" shall mean CPIII, CPIII Coinvestment, Carlyle High Yield and any of their Permitted Transferees who may hereafter become a holder of shares of Voting Stock of the Company and a party to this Agreement in accordance with its terms.

        "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware and in effect as of the date hereof, as the same may hereafter be amended from time to time.

        "Common Stock" shall mean the common stock of the Company, par value $.001 per share.

        "Company Confidential Information" shall mean any Intellectual Property, documentation or technical data and any and all other trade secrets and other confidential proprietary information, data or know-how of the Company or any direct or indirect subsidiary of the Company, or of other Persons (including, without limitation, any Stockholder) that is in the possession of the Company, including, without limitation, any Intellectual Property, software, system, technology, tools, list of customers, list of advertisers and/or advertising pricing, business plans, marketing plans, financial information, source codes, programs, inventions, techniques, budgets, projections, licenses, prices, costs, or compilations of information or databases used in the Company's or any subsidiary's business or operations or any other information of the Company or any subsidiary or concerning their respective business and operations that is not publicly available.

        "Conexant Designees" shall mean (i) the Initial Conexant Designees and (ii) such Person or Persons who may hereafter be subsequently designated in writing by the Conexant Stockholders for nomination to the Board of Directors pursuant to Section 2.1(b).

        "Conexant Stockholders" shall mean Conexant and any of its Permitted Transferees who may hereafter become a holder of shares of Voting Stock of the Company and a party to this Agreement in accordance with its terms.

        "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction; (b) federal, state, local, municipal or foreign government (including any agency, department, bureau, division, or other administrative body thereof); or (c) governmental or quasi-governmental authority of any nature.

        "Intellectual Property" shall mean any and all worldwide (a) rights associated with works of authorship, including copyrights, moral rights, and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patents and patent rights; (e) other proprietary rights in know-how, inventions, ideas, algorithms, formula, methods, processes, techniques, proprietary information, software, semiconductor devices, and other types of technology; and (f) all registrations, applications, renewals, extensions, combinations, divisions, or reissues of the foregoing.

        "Legal Requirement" shall mean any federal, state, foreign, local or municipal law, statute, legislation, constitution, ordinance, code, edict, rule, regulation, ruling, directive, pronouncement, or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

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        "Nominating Committee" means the governance and nominating committee of the Board of Directors, or similar committee or group of directors (including the entire Board of Directors) fulfilling the role of a nominating committee.

        "Percentage Interest" shall mean, as to a Stockholder or group of Stockholders, the percentage of the then outstanding Common Stock that is represented by the shares of Common Stock held by such Stockholder or group of Stockholders.

        "Permitted Transferee" shall mean, as to any Stockholder, a transferee or assignee of such Stockholder's Shares that is an Affiliate of such Stockholder, provided, however, (i) that such Stockholder shall, within ten (10) days after such transfer, furnish to the Company and the other Stockholders written notice of the name and address of such transferee or assignee and (ii) that such transferee shall have agreed in writing to become a party to, and be bound by the terms of, this Agreement and shall have executed a supplemental signature page to this Agreement in form and substance reasonably satisfactory to the Company and the other Stockholders.

        "Person" shall mean any individual, Entity or Governmental Body.

        "RFMD Designees" shall mean (i) the Initial RFMD Designee and (ii) such Person or Persons who may be hereafter designated in writing by the RFMD Stockholders for nomination to the Board of Directors pursuant to Section 2.1(b).

        "RFMD Stockholders" shall mean RFMD and any of its Permitted Transferees who may hereafter become a holder of shares of Voting Stock of the Company and a party to this Agreement in accordance with its terms.

        "Sale" (including the correlative terms "Sell," "Selling," and "Sold") shall mean a sale, exchange, transfer, assignment, lease, encumbrance, hypothecation, pledge or other transfer or disposition of any kind, with or without consideration, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of all or any portion of any shares of Common Stock held by any Stockholder.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Shares" shall mean the shares of Common Stock held by any Stockholder.

        "Stockholder" shall mean each of Conexant Stockholders, Carlyle Stockholders and RFMD Stockholders.

        "Stockholder Director" shall mean any member of the Board of Directors that is a Carlyle Designee, Conexant Designee or RFMD Designee.

        "Voting Stock" shall mean, with respect to any Person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other members of the governing body of such Person.

ARTICLE 2.
THE BOARD OF DIRECTORS

        2.1    Composition of Board of Directors.

          (a)    Composition of the Board of Directors on the Effective Date.    On the Effective Date, the Board of Directors shall initially consist of nine (9) members. Effective at the Effective Date, the Company and the Stockholders shall take all action necessary to (i) adopt the Certificate of Incorporation and the amended and restated bylaws of the Company to read as set forth on Exhibit A and Exhibit B hereto, respectively, which, among other things, provide for classification of

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  the members of the Board of Directors into three (3) classes (Class I, Class II and Class III) and (ii) cause the following Persons to be elected as members of the Board of Directors of the Company:

            (A)  Allan M. Holt, Todd R. Newnam and Claudius E. Watts IV (together, the "Initial Carlyle Designees"), who shall be elected as a Class I director, Class II director and Class III director, respectively;

            (B)  Donald R. Beall and Dwight W. Decker (together, the "Initial Conexant Designees"), who shall be elected as a Class II director and Class III director, respectively;

            (C)  Jerry D. Neal (the "Initial RFMD Designee"), who shall be elected as a Class III director;

            (D)  Shu Li, who shall be elected as a Class I director; and

            (E)  Donald E. Schrock and R. Douglas Norby, who shall be elected as a Class II director and Class I director, respectively.

          (b)    Nomination of Stockholder Designees.

            (i)    So long as this Agreement remains in effect with respect to the Carlyle Stockholders, in connection with each annual or special meeting of stockholders of the Company at which members of the Board of Directors will be elected, the Company shall, except to the extent required to prevent the Board of Directors from breaching its fiduciary duties to its stockholders under applicable law, use commercially reasonable efforts to take all such action necessary to nominate for election to the Board of Directors (in accordance with the procedures set forth in Section 2.1(c)) a number of individuals designated in writing by Carlyle such that, assuming election of such individuals to the Board of Directors, the Board of Directors shall include three (3) Carlyle Designees; provided that such individuals are reasonably acceptable to the Board of Directors, with the Carlyle Designees abstaining from the determination of such acceptability. Notwithstanding the foregoing, the aggregate number of Carlyle Designees that the Carlyle Stockholders shall be entitled to designate for nomination to the Board of Directors shall be reduced to two (2) at such time as the aggregate Percentage Interest of all Carlyle Stockholders is less than 25%, and the aggregate number of Carlyle Designees that the Carlyle Stockholders shall be entitled to designate for nomination to the Board of Directors shall be reduced to one (1) at such time as the aggregate Percentage Interest of all Carlyle Stockholders is less than 15%.

            (ii)   So long as this Agreement remains in effect with respect to the Conexant Stockholders, in connection with each annual or special meeting of stockholders of the Company at which members of the Board of Directors will be elected, the Company shall, except to the extent required to prevent the Board of Directors from breaching its fiduciary duties to its stockholders under applicable law, use commercially reasonable efforts to take all such action necessary to nominate for election to the Board of Directors (in accordance with the procedures set forth in Section 2.1(c)) a number of individuals designated in writing by Conexant such that, assuming election of such individuals to the Board of Directors, the Board of Directors shall include two (2) Conexant Designees; provided that such individuals are reasonably acceptable to the Board of Directors with the Conexant Designees abstaining from the determination of such acceptability. Notwithstanding the foregoing, the aggregate number of Conexant Designees that the Conexant Stockholders shall be entitled to designate for nomination to the Board of Directors shall be reduced to one (1) at such time as the aggregate Percentage Interest of all Conexant Stockholders is less than 15%.

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            (iii) So long as this Agreement remains in effect with respect to the RFMD Stockholders, in connection with each annual or special meeting of stockholders of the Company at which members of the Board of Directors will be elected, the Company shall, except to the extent required to prevent the Board of Directors from breaching its fiduciary duties to its stockholders under applicable law, use commercially reasonable efforts to take all such action necessary to nominate for election to the Board of Directors (in accordance with the procedures set forth in Section 2.1(c)) one (1) individual designated in writing by the RFMD Stockholders to the extent necessary to cause the Board of Directors to include one (1) RFMD Designee; provided that such individual is reasonably acceptable to the Board of Directors, with the RFMD Director abstaining from the determination of such acceptability.

          (c)    Nominating and Designation Procedures.    Not less than 45 days prior to the mailing by the Company to its stockholders of written notice of any annual or special meeting of the stockholders of the Company at which members of the Board of Directors will be elected, the Company shall deliver to each of the Stockholders a written notice (an "Election Notice") (i) specifying the date of such meeting of stockholders and (ii) indicating the number (if any) of Carlyle Designees, Conexant Designees and RFMD Designees that the respective Stockholders are entitled to designate for nomination for election to the Board of Directors at such meeting of stockholders. Each Stockholder or group of Stockholders entitled to designate nominees for election to the Board of Directors at such meeting shall provide written notice (a "Nomination Notice") to the Board of Directors setting forth the names of the individuals so designated by such Stockholder or group of Stockholders within 15 days of receipt of the Election Notice. Each individual designated as a nominee for the Board of Directors pursuant to Section 2.1 shall be nominated for such position by the Nominating Committee unless (i) the Nominating Committee, in the exercise of its fiduciary duties, shall determine that such designee is not qualified to serve on the Board of Directors or (ii) the Board of Directors or the Nominations Committee otherwise determines that such nomination would constitute a breach of its fiduciary duties under applicable law, or (iii) a majority of the members of the Board of Directors other than the designees of the designating Stockholder reasonably determines such designee not to be acceptable as provided in Section 2.1(b) or (iv) the operation of this Section 2.1 violates any applicable Legal Requirement. If the Nominating Committee shall determine that such designee is not so qualified or the Board of Directors should determine that such designee cannot be nominated for election to the Board of Directors consistent with the exercise of fiduciary duties of the Board of Directors, the Company shall notify the designating Stockholder in writing within 15 days of the date of the applicable Nomination Notice and shall provide such designating Stockholder with the opportunity to specify one or more additional designees pursuant to Section 2.1(b) who shall become nominees, subject to the qualification and other requirements set forth in this Section 2.1(c). In the event that any Stockholder or Group of Stockholders does so designate an additional designee for consideration of the Nominating Committee and the Board of Directors, such designee shall replace the prior designee of such Stockholder or group of Stockholders and shall constitute the designee of such Stockholder or group of Stockholders for nomination for election to the Board of Directors at such meeting.

          (d)    Solicitation and Voting of Shares.    The Company shall use commercially reasonable efforts to solicit from stockholders of the Company eligible to vote for the election of members of the Board of Directors proxies in favor of the nominees designated in accordance with Section 2.1(b).

          (e)    Agreement to Vote.    Each Stockholder agrees to vote all shares of Voting Stock of the Company beneficially owned by such Stockholders at any meeting called for the election of members of the Board of Directors, and to execute any written consent related to the election of members of the Board of Directors, in favor of the election of the Carlyle Designees, Conexant

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  Designees, and the RFMD Designees designated by the Stockholders for election to the Board of Directors as provided in Section 2.1(b), whether or not such individual is so nominated by the Board of Directors.

          (f)    Vacancies.    Upon the death, disability, resignation or removal of a Stockholder Director, the Stockholder or group of Stockholders that designated such Stockholder Director shall be entitled to designate a replacement Stockholder Director to fill such vacancy (such designee being referred to as a "Replacement Director Designee"). Upon designation of such Replacement Director Designee, the Board of Directors shall, appoint such Replacement Director Designee to fill the vacancy created by such death, disability, resignation or removal of the Stockholder Director in question except to the extent that (i) the Nominating Committee, in the exercise of its fiduciary duties, shall determine that such appointment is not qualified to serve on the Board of Directors, (ii) the Board of Directors or the Nominating Committee otherwise determines that such appointment would constitute a breach of its fiduciary duties under applicable laws, (iii) a majority of the members of the Board of Directors other than the designees of the Stockholder that designated such Replacement Director Designee reasonably determines such Replacement Director Designee not to be acceptable as provided in Section 2.1(b) or (iv) the operation of this Section 2.1 violates any applicable Legal Requirement.

          (g)    Agreements to Effect Resignation.

            (i)    In the event that the Percentage Interest of either the Carlyle Stockholders or the Conexant Stockholders is such that there are more Carlyle Designees or Conexant Designees on the Board of Directors than the Carlyle Stockholders or the Conexant Stockholders, as the case may be, has the right to designate pursuant to Section 2.1(b)(i) or Section 2.1(b)(ii), respectively, upon the written request of the Board of Directors, the Carlyle Stockholders or the Conexant Stockholders, as applicable, shall cause a number of Carlyle Designees or Conexant Designees, as the case may be, to resign from their position as members of the Board of Directors to the extent necessary to cause the number of Carlyle Designees or Conexant Designees, as the case may be, serving as members of the Board of Directors to equal the number of members of the Board of Directors that the Carlyle Stockholders or the Conexant Stockholders, as the case may be, then are entitled to designate pursuant to Section 2.1(b)(i) or Section 2.1(b)(ii) hereof, as applicable.

            (ii)   In the event the rights and obligations of any Stockholders or group of Stockholders under this Agreement are terminated pursuant to Section 5.1(b) or Section 5.1(c), upon the written request of the Board of Directors, such Stockholder shall cause the resignation of the Stockholder Directors designated by such Stockholder.

          (h)    Exchange or Other Requirements.    If any Legal Requirements or the rules of the principal exchange or quotation system on which the Common Stock is listed or traded requires a different composition of the Board of Directors or any committee thereof than that provided in this Article 2 or otherwise requires modification to this Agreement, the composition of the Board of Directors or any committee thereof or the terms of this Agreement, as applicable, will be modified to reflect such rules; provided that the members of the Board of Directors or committee, as the case may be, will be designated, as closely as possible, so as to give effect to the provisions of this Article 2.

        2.2    Certificate of Incorporation and By-Laws.    The Company and the Stockholders shall take or cause to take all lawful action necessary to ensure at all times that the Certificate of Incorporation and Bylaws are not, at any time, inconsistent with the provisions of this Agreement.

        2.3    Termination of Board Representation Agreements.    Effective as of the Effective Date, the following agreements among the Company, Newport Fab, LLC ("Newport Fab"), Carlyle, Conexant and

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RFMD, shall automatically terminate and cease to be of any force or effect: (i) that certain Second Amended and Restated Carlyle Board Representation Agreement dated as of October 15, 2002, by and among the Company, Newport Fab, Carlyle, Conexant and RFMD, (ii) that certain Second Amended and Restated Conexant Board Representation Agreement dated as of October 15, 2002, by and among the Company, Newport Fab, Carlyle, Conexant and RFMD and (iii) that certain RFMD Board Representation Agreement dated as of October 15, 2002, by and among the Company, Newport Fab, Carlyle, Conexant and RFMD.

        2.4    Intention to Act as a Group.    Each Stockholder is entering into this Agreement with the intent to act as members of a group (within the meaning of Section 13(d) of the Exchange Act) with the other Stockholders with respect to the voting of shares of Common Stock for election of members of the Board of Directors so long as the obligations of such Stockholder under Section 2.1(e) to this Agreement remain in effect.

ARTICLE 3.
CERTAIN ACCESS AND REVIEW RIGHTS OF STOCKHOLDERS

        3.1    Maintenance of Books and Records.    So long as this Agreement remains in effect, the Company shall, and shall cause its subsidiaries to, keep proper books and records and account in which full and correct entries shall be made of all financial transactions and the assets of the business of the Companies and its subsidiaries in accordance with United States generally accepted accounting principles ("GAAP"), to the extent GAAP is applicable.

        3.2    Access and Review Rights.    So long as this Agreement remains in effect, (i) the Company shall, and shall cause its subsidiaries to, provide each Stockholder with reasonable access to all books and records of the Company and its subsidiaries, including, without limitation, financial data (including projections) and operating data covering the business, operations and financial performance of the Company and its subsidiaries, and (ii) each Stockholder shall have the right to consult from time-to-time with management of the Company and its subsidiaries at their places of business regarding operating and financial matters. Notwithstanding any provision hereof to the contrary, the Company reserves the right to exclude any Stockholder (including any Stockholder Director designated for nomination by such Stockholder), from access to any material or information or meeting or portion thereof if the Company believes that such exclusion is necessary or appropriate to preserve attorney-client privilege or to protect Company Confidential Information that the Company reasonably believes may be used by such Stockholder in a manner adverse to the Company or its Stockholders if the exercise of such right would not limit such Stockholder's rights under applicable law.

        3.3    Confidentiality.

          (a)   Each Stockholder agrees that, except as may be required to be disclosed pursuant to the Exchange Act or the Securities Act (other than any disclosure required under the Exchange Act or Securities Act solely as a result of any Stockholder's trading in, or desire to trade in, any securities of the Company) and except as permitted by Section 3.3(b) below, such Stockholder will not during the term of this Agreement or thereafter, (i) disclose, directly or indirectly, to any Person (other than to its Affiliates, subsidiaries, employees and/or agents) or (ii) use (other than in connection with such Stockholder's proper performance of its obligations hereunder or otherwise in connection with such Stockholder's investment in the Company), any Company Confidential Information.

          (b)   Each Stockholder agrees to protect, and to cause its Stockholder Directors to protect, Company Confidential Information in such Stockholder's possession subject to Section 3.3(a) to a degree and in a manner consistent with protection that it gives to its own confidential or proprietary information and to take any and all actions reasonably necessary or appropriate to insure the continued confidentiality and protection of such information. In the event that any

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  Stockholder is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the confidential information that it has agreed to keep confidential hereunder, (i) such Stockholder shall promptly notify the Company of such requested or required disclosure in order to permit the Company to seek a protective order and (ii) such Stockholder shall be permitted to disclose such Company Confidential Information, provided that it will provide the Company and each other Stockholder with prompt notice of such request so that the Company and/or any other Stockholder may seek an appropriate protective order. In the event that such protective order or other remedy is not obtained, such Stockholder agrees that it will furnish only that portion of any confidential information that is legally required and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to that portion of any confidential information being disclosed.

ARTICLE 4.
COMPLIANCE WITH SECURITIES LAWS

        4.1    Compliance with Securities Laws.    Each Stockholder agrees not to Sell any portion of its shares of Common Stock unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed Sale and such Sale is made in accordance with such registration statement or (ii) such Sale is exempt from the registration requirements of the Securities Act.

        4.2    Certain Restrictions on Transfer.    No Stockholder shall Sell any shares of Common Stock to any Affiliate of such Stockholder unless such Affiliate shall have agreed in writing to become a party to, and be bound by, this Agreement and has executed a supplemental signature page to this Agreement in form and substance reasonably satisfactory to the Company and the other Stockholders.

        4.3    Legends.    Each certificate representing shares of Common Stock held of record by any Stockholder shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE THEREWITH.

The Company shall be obligated to issue promptly certificates without the legend listed above at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company, to the effect that the securities proposed to be Sold may lawfully be so Sold without registration, qualification or such legend. Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

ARTICLE 5.
TERMINATION

        5.1    Termination.    Notwithstanding anything to the contrary contained in this Agreement:

          (a)   This Agreement shall be terminated by mutual written consent of the Conexant Stockholders, the Carlyle Stockholders and the RFMD Stockholders.

          (b)   The rights and obligations of the Carlyle Stockholders under this Agreement shall automatically terminate at such time as the Carlyle Stockholder's aggregate Percentage Interest is less than five percent (5%). The rights and obligations of the Conexant Stockholders under this Agreement shall automatically terminate at such time as the Conexant Stockholders' aggregate

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  Percentage Interest is less than five percent (5%). The rights and obligations of the RFMD Stockholders under this Agreement shall automatically terminate at such time as the RFMD Stockholders' aggregate Percentage Interest is less than five percent (5%).

          (c)   Any of the Carlyle Stockholders, the Conexant Stockholders or the RFMD Stockholders, respectively, may terminate their rights and obligations under this Agreement upon written notice to the Company and the other Stockholders during any period in which the aggregate Percentage Interest of such Carlyle Stockholders, such Conexant Stockholders or such RFMD Stockholders, as the case may be, is less than ten percent (10%) but more than five percent (5%).

        5.2    Effect of Termination.

          (a)   If this Agreement is terminated pursuant to Section 5.1(a), all further obligations of the parties under this Agreement shall terminate, except that no party shall be relieved of any obligation or other liability arising from any breach by such party of any provision of this Agreement occurring prior to the date of such termination.

          (b)   If the rights and obligations of any Stockholder are terminated pursuant to Section 5.1(b) or Section 5.1(c), all references to such Stockholder in this Agreement shall be deemed to be deleted and all further obligations of such Stockholder under this Agreement shall terminate, except that: (a) such Stockholder shall not be relieved of any obligation or other liability arising from any breach by such Stockholder of any provision of this Agreement occurring prior to the date of such termination and (b) such Stockholder shall comply with its obligations under Section 2.1(g).

ARTICLE 6.
CERTAIN REPRESENTATIONS AND
WARRANTIES OF THE STOCKHOLDERS

        6.1    Mutual Representations and Warranties of the Stockholders.    As of the date hereof, each Stockholder hereby represents, warrants and covenants to the Company and to the other Stockholders that:

          (a)    Organization.    The Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation with all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

          (b)    Enforceability.    This Agreement constitutes the legal, valid and binding obligation of the Stockholder enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

          (c)    Consents.    No consents or approvals are required from any Governmental Body or other Person for the Stockholder to enter into this Agreement. All corporate action on the part of such Stockholder necessary for the authorization, execution and delivery of this Agreement and the performance by such Stockholder of its obligations hereunder have been duly taken.

          (d)    No Conflict.    The execution and delivery of this Agreement by the Stockholder and the performance by such Stockholder of its obligations hereunder by the Stockholder do not conflict with or contravene the provisions of its organizational documents or any material agreement or instrument by which it or its properties are bound or any Legal Requirement to which it or its properties are subject.

          (e)    No Litigation.    There are no actions, suits or proceedings pending or, to the Stockholder's knowledge, threatened, against the Stockholder before any court or governmental

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  agency that question the Stockholder's right to enter into or perform this Agreement or that question the validity of this Agreement.

        6.2    Notices.    Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

        if to the Company:

      Jazz Semiconductor, Inc.
      4321 Jamboree Road
      Newport Beach, CA 92660
      Attn: Shu Li
      Facsimile: (949) 435-8455

        with a copy to:

      Jazz Semiconductor, Inc.
      4321 Jamboree Road
      Newport Beach, CA 92660
      Attn: Carolyn Follis, Esq.
      Facsimile: (949) 435-8455

        if to the Carlyle Stockholders::

      The Carlyle Group
      101 S. Tryon Street
      25th Floor
      Charlotte, NC 28280
      Attn: Claudius E. Watts IV
      Facsimile: (704) 632-0299

        with a copy to:

      Latham & Watkins
      555 11th Street N.W., Suite 1000
      Washington, DC 20004-1304
      Attn: Daniel T. Lennon, Esq.
      Facsimile: (202) 637-2201

        if to the Conexant Stockholders:

      Conexant Systems, Inc.
      4000 MacArthur Blvd.
      Newport Beach, CA 92660
      Attn: Chief Legal Officer
      Facsimile: (949) 483-9576

        with a copy to:

      Cooley Godward LLP
      4401 Eastgate Mall
      San Diego, CA 92121
      Attn: Carl R. Sanchez, Esq.
      Facsimile: (858) 550-6420

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        if to the RFMD Stockholders:

      RF Micro Devices, Inc.
      7628 Thorndike Road
      Greensboro, NC 27409-9421
      Attn: Suzanne Rudy
      Facsimile: (336) 931-7655

        with a copy to:

      Womble Carlyle Sandridge & Rice, PLLC
      One West Fourth Street
      Winston-Salem, NC 27101
      Attn: Jeffrey C. Howland, Esq.
      Facsimile: (336) 733-8371

        6.3    Governing Law.    This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

        6.4    Effective Date; Entire Agreement.    Until the Effective Date occurs, this Agreement will not be effective or binding upon the parties hereto. Upon the occurrence of the Effective Date, this Agreement will automatically amend, restate and supersede the Second Amended Stockholder Agreement in its entirety, and the Second Amended Stockholder Agreement shall terminate. Notwithstanding anything to the contrary contained in this Agreement, if the Effective Date does not occur by December 31, 2004, this Agreement will automatically terminate on such date. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        6.5    Waiver.

          (a)   No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b)   No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        6.6    Amendments.

          (a)   This Agreement may be amended, modified, altered or supplemented only by means of a written instrument duly executed and delivered on behalf of the Company, the Conexant Stockholders, the Carlyle Stockholders and the RFMD Stockholders.

          (b)   Notwithstanding Section 6.6(a) hereof, Permitted Transferees may become parties to this Agreement, as provided for herein, and upon compliance with the requirements set forth in the definition of "Permitted Transferee", such Permitted Transferee shall be deemed a Stockholder for all purposes hereunder.

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        6.7    Remedies Cumulative; Specific Performance.    The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties hereto agree that: (a) in the event of any breach or threatened breach by any party of any covenant, obligation or other provision set forth in this Agreement, the other parties shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) such other parties shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

        6.8    Severability.    In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        6.9    Successors, and Assigns.    Each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective permitted successors and assigns. Neither the Company nor any Stockholder may assign their respective rights or obligations under this Agreement (by operation of law or otherwise) to any Person (other than to a Permitted Transferee) without the prior written consent of the Company and the other Stockholders. This Agreement does not bind any subsequent transfer of any shares of Common Stock other than any Permitted Transferee that becomes a party to this Agreement.

        6.10    Counterparts.    This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        6.11    Construction.

          (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d)   Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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        IN WITNESS WHEREOF, the undersigned have executed this THIRD AMENDED AND RESTATED STOCKHOLDER AGREEMENT as of the date first above written.

JAZZ SEMICONDUCTOR, INC., a Delaware corporation
By:	/s/ SHU LI Name: Shu Li Title: President and Chief Executive Officer
CONEXANT SYSTEMS, INC., a Delaware corporation
By:	/s/ DENNIS O'REILLY Name: Dennis O'Reilly Title: Sr. V.P., Chief Legal Officer & Secretary
CARLYLE PARTNERS III, L.P., a Delaware limited partnership
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member
	By:	/s/ ALLAN M. HOLT Name: Allan M. Holt Title:

CP III COINVESTMENT, L.P., a Delaware limited partnership
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member
	By:	/s/ ALLAN M. HOLT Name: Allan M. Holt Title:
CARLYLE HIGH YIELD PARTNERS, L.P., a Delaware limited partnership
By:	TCG High Yield, L.L.C., its General Partner
By:	TCG High Yield Holdings, L.L.C., its Managing Member
By:	TC Group, L.L.C., its sole Member
By:	TCG Holdings, L.L.C., its Managing Member
	By:	/s/ ALLAN M. HOLT Name: Allan M. Holt Title:

RF MICRO DEVICES, INC., a North Carolina corporation
By:	/s/ JERRY D. NEAL Name: Jerry D. Neal Title: EVP, Marketing & Strategic Development

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
JAZZ SEMICONDUCTOR, INC.

        Jazz Semiconductor, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), hereby certifies as follows:

        1.     The Corporation filed its original Certificate of Incorporation (the "Original Certificate of Incorporation") with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on February 15, 2002 under the name "Jazz Semiconductor Systems, Inc."

        2.     This Amended and Restated Certificate of Incorporation of the Corporation (the "Amended and Restated Certificate of Incorporation") has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation. This Amended and Restated Certificate of Incorporation restates, amends and supercedes the provisions of the Original Certificate of Incorporation and all prior amendments and restatements of the Certificate of Incorporation.

        3.     The Certificate of Incorporation of the Corporation shall be amended and restated to read in its entirety as follows:

I.

        The name of this corporation is Jazz Semiconductor, Inc.

II.

        The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, and the name of the registered agent of the Corporation in the State of Delaware at such address is National Registered Agents, Inc.

III.

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware ("DGCL").

IV.

        A.    CLASSES OF STOCK.    The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock that the Corporation shall have authority to issue is One Hundred Eighty-Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (183,333,332), of which (i) One Hundred Sixty-Six Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six (166,666,666) shares shall be Common Stock, $0.001 par value per share (the "Common Stock") and (ii) Sixteen Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six (16,666,666) shares shall be shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock").

        B.    PREFERRED STOCK.    Subject to the limitations and in the manner provided by law, the Board of Directors of the Corporation (the "Board of Directors") or a duly-authorized committee of the Board of Directors, in accordance with the laws of the State of Delaware, is hereby authorized to, from time to time, provide by resolution for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as "Preferred Stock Designation"), setting forth such resolution, to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (i) the designation of the series, which may be by distinguishing number, letter or title;

(ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding); provided that, in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall upon the taking of any action required by applicable law resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series as well as the number of shares authorized for issuance in each series; (iii) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative; (iv) dates at which dividends, if any, shall be payable; (v) the redemption rights and price or prices, if any, for shares of the series; (vi) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series; (vii) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (viii) whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other Corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (ix) the voting rights, if any, of the Holders of shares of the series generally or upon specified events; (x) any other rights, powers, preferences of such shares as are permitted by law.

V.

        For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its Board of Directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        A.    BOARD OF DIRECTORS.

          1.    POWERS; NUMBER OF DIRECTORS.    The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the bylaws of the Corporation.

          2.    ELECTION OF DIRECTORS.    The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors such that Class I, Class II and Class III shall each consist of an equal number of Directors to the extent practicable. At the first annual meeting of stockholders following the Effective Date, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Effective Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Effective Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

          If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain a number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until

2

  his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          3.    REMOVAL OF DIRECTORS.

            a.     Neither the Board of Directors nor any individual director may be removed without cause.

            b.     Subject to any limitation imposed by law, any director may be removed with cause by the holders of at least 75% of the voting power of the Corporation entitled to vote at an election of directors.

          4.    VACANCIES.    Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall be filled by a majority of the members of the Incumbent Board then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. The newly created or eliminated directorships resulting from such increase or decrease shall, if reasonably possible, be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the members of the Incumbent Board then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Any director elected in accordance with this section shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. The "Incumbent Board" shall mean those directors of the Corporation who, as of the Effective Date, constitute the Board of Directors of the Corporation, provided that (i) any person becoming a director subsequent to such date whose election, or nomination for election by the Corporation's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or (ii) any person appointed by the Incumbent Board to fill a vacancy, shall also be considered a member of the Incumbent Board of the Corporation.

        B.    ACTION BY STOCKHOLDERS.

          1.     Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by a majority of the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

          2.     No action shall be taken by the stockholders of the Corporation except at duly called annual or special meeting of stockholders of the Corporation.

          3.     No action shall be taken by the stockholders by written consent in lieu of a meeting.

          4.     Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

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        C.    BYLAWS

          1.     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the bylaws of the Corporation by resolutions adopted by the affirmative vote of a majority of the entire Board of Directors, subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board of Directors.

          2.     Stockholders may not make, adopt, alter, amend, change or repeal the bylaws of the Corporation except upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

VI.

        The Corporation is to have perpetual existence.

VII.

        A.    The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL, as the same may be amended or supplemented.

        B.    If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        C.    The Corporation shall have power, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended or supplemented, to indemnify any person by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        D.    Indemnification conferred pursuant to this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the person receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VII.

        E.    Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

VIII.

        A.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed

4

by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, no amendment, alteration, change or repeal may be made to Article V or this Article VIII without the affirmative vote of the holders of at least 75% of the outstanding voting power of the Corporation, voting together as a single class.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

5

        IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Shu Li, its President and Chief Executive Officer, and attested by Mark S. Becker, its Vice President, Finance, Chief Financial Officer, Treasurer and Secretary, this    day of            , 200    .

Shu Li President and Chief Executive Officer

ATTEST:
By:	Mark S. Becker Vice President, Finance, Chief Financial Officer, Treasurer and Secretary

6

EXHIBIT B

AMENDED AND RESTATED BYLAWS

Amended and Restated

BYLAWS

OF

JAZZ SEMICONDUCTOR, Inc.
(A DELAWARE CORPORATION)

Amended and Restated

BYLAWS

OF

JAZZ SEMICONDUCTOR, inc.
(A DELAWARE CORPORATION)

ARTICLE I

OFFICES

        Section 1.    Registered Office.    The registered office of Jazz Semiconductor, Inc. (the "Corporation") in the State of Delaware shall be in the City of Dover, County of Kent.

        Section 2.    Other Offices.    The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

CORPORATE SEAL

        Section 1.    Corporate Seal.    The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the Corporation, the year of its organization, and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS' MEETINGS

        Section 2.    Location of Meetings.    Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

        Section 3.    Notice of Stockholders' Meetings.    Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

        Section 4.    Annual Meetings of Stockholders.

          (a)   The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and only such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (including the nominations of persons for election to the Board of Directors of the Corporation and any other business to be considered by the stockholders) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation.

          (b)   For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 3, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice (a "Stockholder Notice") shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, the Stockholder Notice must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder Notice as described above. Such Stockholder Notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (D) any material interest of the stockholder in such business and (E) a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group which intends to: (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

          (c)   Notwithstanding anything in the second sentence of paragraph (b) of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

          (d)   For purposes of this Section 3 and Section 4, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        Section 5.    Special Meetings.

          (a)   Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may only be called in accordance with the provisions of the Certificate of Incorporation. Business transacted at any special meeting of stockholders shall be limited to only such business brought before the meeting pursuant to the Corporation's notice of meeting.

          (b)   Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (1) by or at the direction of the Board of Directors in accordance with the Certificate of Incorporation or (2) provided that the Board of Directors has specified in its notice of meeting that directors shall be elected at such meeting, by any stockholder of the Corporation who provides a timely Stockholder Notice to the Secretary of the Corporation that complies with the notice procedures set forth in paragraph (b) of Section 3. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of the Corporation entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder Notice required by this paragraph (b) of this Section 4 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting, or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

        Section 6.    Compliance with Procedures.    Only such persons who are nominated in accordance with the procedures set forth in Section 3 or Section 4, as applicable, shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 3 or Section 4, as applicable. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to (i) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 3 or Section 4, as applicable and (ii) if any proposed nomination or business is not in compliance with Section 3 or Section 4, as applicable (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder's proposal in compliance with such stockholder's representation as required by clause (iii)(E) of paragraph (b) of Section 3), to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

        Section 7.    Compliance with Exchange Act.    Notwithstanding the provisions of Section 3 and Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in Section 3 and Section 4. Nothing in either Section 3 or Section 4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

        Section 8.    Quorum, Adjournment.    A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

        Section 9.    Vote Required.    When a quorum is present at any meeting, the vote of the holders of a majority of voting power held by the stockholders present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, the Certificate of Incorporation, these Bylaws, or a contractual right, a different vote is required, in which case such express provision shall govern and control the decision of such question. At all meetings of stockholders for the election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        Section 10.    Voting Procedures.    At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article VII, Section 4 hereof.

        Section 11.    Stockholders Entitled to Vote.    The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 12.    No Stockholder Action by Written Consent Without a Meeting.    Effective from and after the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the Corporation to the public, no stockholder action may be taken except at a duly called annual or special meeting of stockholders of the Corporation and stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

ARTICLE IV

DIRECTORS

        Section 13.    Number.    The number of directors which shall constitute the whole Board shall be not less than six (6) and not more than twelve (12). The exact number of directors shall be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. Directors need not be stockholders of the Corporation. The provisions of this Section 1 may be amended only with the approval of 75% of the members of the Board of Directors of the Corporation.

        Section 14.    Powers.    The powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

        Section 15.    Election and Tenure.    Each director shall be elected in the manner specified in the Certificate of Incorporation and shall hold office until such time as is set forth therein.

        Section 16.    Vacancies.    Any vacancies on the Board of Directors shall be filled only in the manner specified in the Certificate of Incorporation. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, disability, disqualification, removal or resignation of any director.

        Section 17.    Resignation.    Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.

        Section 18.    Removal.    Neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by applicable law, any director may be removed with cause by the holders of at least 75% of the voting power of the Corporation entitled to vote at an election of directors.

        Section 19.    Meetings.

          (a)   Regular Meetings.    Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing. The directors may have one or more offices and keep the books of the Corporation outside of the State of Delaware.

          (b)   Special Meetings.    Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or a majority of the members of the Board of Directors.

          (c)   Meetings by Electronic Communications Equipment.    Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          (d)   Notice of Special Meetings.    Notice of the time and place of all special meetings of the Board of Directors shall be given orally or in writing, by telephone, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, postage prepaid at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          (e)   Waiver of Notice.    The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 20.    Quorum and Voting.

          (a)   Except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

          (b)   At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

        Section 21.    Action Without Meeting.    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        Section 22.    Fees and Compensation.    Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

        Section 23.    Committees.    The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE V

OFFICERS

        Section 24.    Officers Designated.    The officers of the Corporation shall include, if and when designated by the Board of Directors, a President, a Secretary, and a Treasurer, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint other officers as are desired, including a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, a Controller, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents as may be appointed in accordance with the provisions of Section 3(h) of this Article V. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. In the event there are two or more Vice Presidents, then the directors may, at the time of the election of the officers, by resolution determine the order of their rank. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law.

        Section 25.    Compensation of Officers.    The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

        Section 26.    Tenure and Duties of Officers.

          (a)   Election, Removal and Vacancies.    All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

          (b)   Duties of Chairman of the Board of Directors.    The Chairman of the Board of Directors, if such an officer is elected, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 3.

          (c)   Duties of President.    The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The President shall be the Chief Executive Officer of the Corporation, unless such officer is elected separately by the Board of Directors, and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

          (d)   Duties of Vice Presidents.    In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, if such officers are elected, may assume and perform the duties of the President. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

          (e)   Duties of Secretary.    The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts, proceedings, and votes thereof in the minute book of the Corporation, and shall perform like duties for the standing committees when required by the Board of Directors. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Secretary shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

          (f)    Duties of Chief Financial Officer.    The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

          (g)   Duties of Treasurer.    The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, or if a Chief Financial Officer has not been elected, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

          (h)   Duties of Subordinate Officers.    The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        Section 27.    Delegation of Authority.    The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

        Section 28.    Resignations.    Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

        Section 29.    Removal.    Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
OF SECURITIES OWNED BY THE CORPORATION

        Section 30.    Execution of Corporate Instruments.    The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

        All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

        Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

        Section 31.    Voting of Securities Owned by the Corporation.    All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall, if permitted by law, be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the President, the Chairman of the Board of Directors, if elected, or the Chief Executive Officer, if elected.

ARTICLE VII

SHARES OF STOCK

        Section 32.    Form and Execution of Certificates.    Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if elected, or the President or vice-president and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

        Section 33.    Lost Certificates.    A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner's legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

        Section 34.    Transfers.

          (a)   Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

          (b)   The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law (the "DGCL").

        Section 35.    Fixing Record Dates.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 36.    Registered Stockholders.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

        Section 37.    Execution of Other Securities.    All bonds, debentures and other corporate securities of the Corporation, if any, other than stock certificates (covered in Article VII, Section 1), may be signed by the Chairman of the Board of Directors, if elected, the President, any vice-president or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary, the Chief Financial Officer, if elected, the Treasurer, or such other person as may be authorized by the

Board of Directors; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, and bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE IX

DIVIDENDS

        Section 38.    Declaration of Dividends.    Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

        Section 39.    Dividend Reserve.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

        Section 40.    Fiscal Year.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

        Section 41.    Indemnification.

          (a)   The Corporation shall, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify any and all persons whom it shall have power to indemnify under the DGCL from and against any and all of the expenses, liabilities or other matters referred to in or covered by the DGCL, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          (b)   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (c)   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (d)   To the extent that a director, officer, employee or agent of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (b) and (c) of this Section 1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (e)   Any indemnification under paragraphs (b) and (c) of this Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in paragraphs (b) and (c) of this Section 1. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (f)    Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 1. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board Of Directors deems appropriate.

          (g)   The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (h)   The Board of Directors may authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Section 1.

          (i)    For purposes of this Section 1, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 1 with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

          (j)    For purposes of this Section 1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 1.

          (k)   The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (l)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Section 1 or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine the Corporation's obligation to advance expenses (including attorneys' fees).

        Section 42.    Non-Exclusivity of Rights.    The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

        Section 43.    Amendments.    Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

ARTICLE XII

NOTICES

        Section 44.    Notices.

          (a)   Notice to Stockholders.    Written notice to stockholders of stockholder meetings shall be given as provided in Article III, Section 2 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

          (b)   Notice to Directors.    Any notice required to be given to any director may be given by the method stated in subsection (a), or as provided for in Article IV, Section 7 of these Bylaws. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

ARTICLE XIII

AMENDMENTS

        Section 45.    Amendments.    These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors or by the stockholders only in accordance with the provisions of the Certificate of Incorporation. The power to adopt, amend or repeal Bylaws conferred upon the Board of Directors by the Certificate of Incorporation shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws as set forth therein.

CERTIFICATE OF SECRETARY

        I, the undersigned, do hereby certify:

          (1)   That I am the duly elected and acting Secretary of Jazz Semiconductor, Inc., a Delaware corporation; and

          (2)   That the foregoing Amended and Restated Bylaws, comprising 17 pages, constitute the Bylaws of said corporation as duly adopted by the written consent of the Board of Directors of said corporation as of                            , 200    .

        IN WITNESS WHEREOF, I have hereunto subscribed my name this    day of            , 200    .

Mark S. Becker, Secretary

QuickLinks

  Exhibit 10.28
TABLE OF CONTENTS
THIRD AMENDED AND RESTATED STOCKHOLDER AGREEMENT
RECITALS
AGREEMENT
ARTICLE 1. DEFINITIONS
ARTICLE 2. THE BOARD OF DIRECTORS
ARTICLE 3. CERTAIN ACCESS AND REVIEW RIGHTS OF STOCKHOLDERS
ARTICLE 4. COMPLIANCE WITH SECURITIES LAWS
ARTICLE 5. TERMINATION
ARTICLE 6. CERTAIN REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JAZZ SEMICONDUCTOR, INC.
Amended and Restated BYLAWS OF JAZZ SEMICONDUCTOR, Inc. (A DELAWARE CORPORATION)
ARTICLE I OFFICES
ARTICLE II CORPORATE SEAL
ARTICLE III STOCKHOLDERS' MEETINGS
ARTICLE IV DIRECTORS
ARTICLE V OFFICERS
ARTICLE VI EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION
ARTICLE VII SHARES OF STOCK
ARTICLE VIII OTHER SECURITIES OF THE CORPORATION
ARTICLE IX DIVIDENDS
ARTICLE X FISCAL YEAR
ARTICLE XI INDEMNIFICATION
ARTICLE XII NOTICES
ARTICLE XIII AMENDMENTS
CERTIFICATE OF SECRETARY